ENDO PHARMACEUTICALS Goldman Sachs Healthcare Conference June 13, 2007 Exhibit 99.1

Accelerating Our Growth
© 2007 Endo Pharmaceuticals
Forward-Looking Statements
Except for the historical information contained herein, this presentation contains
“forward-looking statements” within the meaning of the Private Securities
Litigation Reform Act of 1995. Because these statements involve a number of risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the difficulty of predicting FDA approvals, results of clinical trials on new products, acceptance and demand for new pharmaceutical products, challenges relating to intellectual property protection, the impact of competitive products and pricing, the timely development and launch of new products, a determination that we are engaging in inappropriate sales or marketing activities, including promoting the
"off-label" use of our products, and the risk factors listed from time to time in the
Company’s SEC reports, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Accelerating Our Growth
© 2007 Endo Pharmaceuticals
Endo Pharmaceuticals – Leader in
Pain Management
Specialty pharma company with market leadership in pain
management
•
Analgesics were fourth-largest prescription drug market in 2006
•
Opioids represented 80% of analgesic prescriptions
Proven commercial capability
•
Specialty and PCP sales and marketing teams
Pipeline focused on delivery and execution
•
Two NDAs approved in 2006; expect additional sNDA in Aug. ’07
•
Five products in mid- to late-stage development
Strong financial condition

Accelerating Our Growth
© 2007 Endo Pharmaceuticals
2007 – Investing in the Future
Increasing promotional support behind key brands:
•
Expanded managed markets team
•
Expanded clinical liaison team
•
Conducting comprehensive physician education and patient
outreach programs
Optimizing expanded sales force of 590 representatives
Accelerating R&D investment behind ketoprofen patch,
Rapinyl , EN 3285, and sufentanil patch
Enhancing infrastructure to sustain our growth through 2010:
•
New systems, processes, people
TM

Accelerating Our Growth
© 2007 Endo Pharmaceuticals
2007 Key Objectives
Achieve $1.025 to $1.050 billion in net sales
•
Deepen Lidoderm
®
penetration in PHN market
–
Guidance of $650MM to $675MM
•
Accelerate sales trajectory for the Opana
®
franchise
–
Guidance of $85MM to $105MM
Obtain FDA approval for Frova
®
in the MM prophylaxis indication
Accelerate development of our current pipeline to meet market needs and optimize target product profiles
Pursue strategic licensing and acquisition opportunities that expand beyond pain but allow us to retain our focus on the specialty physician community

Accelerating Our Growth
© 2007 Endo Pharmaceuticals
Robust Development Pipeline
(1)
Licensed marketing rights
(2)
Licensed marketing and development rights
Phase I Phase II Phase III Filed
Pre-
clinical
Undisclosed
Sufentanil Patch
(2)
(Transdermal - Chronic Pain)
EN 3285
(Oral Rinse for Oral Mucositis)
Rapinyl
TM (2)
(Breakthrough Cancer Pain)
Ketoprofen Patch
(2)
(Topical
-
Soft Tissue Injuries)
Frova
®
(1)
(Menstrual Migraine)
Product

Accelerating Our Growth
© 2007 Endo Pharmaceuticals
Summary
Market leader in pain management
Well-developed commercial capability
Very broad and deep pipeline
Strong financial condition
Sustainable strategy for growth

ENDO PHARMACEUTICALS Nasdaq: ENDP